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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest reported): November 26, 2001


                           OPTICAL CABLE CORPORATION
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            (Exact name of registrant as specified in its chapter)

             Virginia                             0-27022                          54-1237042
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(State or other jurisdiction              (Commission File Number)                 (IRS Employer
    of incorporation)                                                           Identification No.)
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 5290 Concourse Dr., Roanoke, Virginia                               24019
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (540) 265-0690
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Item 5. Other Events and Regulation FD Disclosure.

On November 26, 2001, a class action suit was filed in the United States
District Court for the Western District of Virginia by Charles S. Farrell, Jr., on behalf of himself and others similarly situated, against Optical Cable
Corporation (the "Company"), Mr. Robert Kopstein, and various John Does (the officers and/or directors of the Company during the relevant times at issue in the lawsuit). The plaintiff, as class representative, alleges the Company violated federal securities laws and made fraudulent and/or negligent misrepresentations and/or omissions. The lawsuit seeks compensatory and exemplary damages in an unspecified amount, as well as reasonable costs and expenses incurred in the cause of action. Management intends to vigorously defend the lawsuit on its merits. The Company may incur substantial costs in defending itself against the lawsuit, regardless of its merit or outcome.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               OPTICAL CABLE CORPORATION

Date: December 7, 2001          /s/ Neil D. Wilkin, Jr.
                                -------------------------
                                    Neil D. Wilkin, Jr.
                                    Acting President, Senior Vice President and
                                    Chief Financial Officer